Exhibit 3.2

PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS	Pennsylvania Department of State -FILED- Amendment #: 0013654041 Date Filed: 11/21/2023
☐ Retum document by mail to: CSC OF#1321244-1 LBY	Articles of
Domestic Corporation DSCB:15-191S/S915 (rev. 7/2015) l915
Name :AMEND-6462
Address
City State Zip Code ☒Return document by email to: cscpa@cscglobal.com

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70

Check one: ☒Business Corporation (§ 1915) ☐ Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:

LINKBANCORP, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or(b). name ·of its commercial registered office provider and the county of venue is:

(Complete only (a) or (b), not both)

(a) Number and Street City State Zip County

1250 CAMP HILL BYPASS SUITE202 CAMP HILL PA 17011 Cumberland

(b) Name of Commercial Registered Office Provider

c/o:

3. The statute by or under which it was incorporated: Business Corporation Law of 1933_____________________________

4. The date of its incorporation: ____04/06/2018___________________

(MM/DD/YYYY)

5. Check, and if appropriate complete, one of the following:

✓ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

The amendment shall be effective on: at _______________________

Date (MM/DD/YYYY) Hour (if any)

NOV 21 2023

6. Check one of the following:

✓ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914{a) and (b) or§ 5914(a).

__ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or§ 5914(b).

7. Check, and if appropriate complete, one of the following:

__ The amendment adopted by the corporation, set forth in full, is as follows

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

✓ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

__ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned c corporation has caused these Articles of Amendment to b be signed by a duly authorized officer thereof this

20th day of November____, 2023_____________.

l LINKBANCORP Inc. .

Name of Corporation

____________________________________________

Signature

__President_________________________________

Title

EXHIBIT A TO

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

LINKBANCORP, INC.

Article SIXTH, paragraph (a) of the Articles of Incorporation of LINKBANCORP, Inc. is hereby amended and restated in its entirety to read:

(a) The Corporation is organized on a stock share basis. The aggregate number of shares the Corporation is authorized to issue is 55,000,000, consisting of 50,000,000 shares of Common Stock having a par value of $0.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock having no par value per share (the "Preferred Stock").